EXHIBIT 99.1
FOR RELEASE ON: October 27, 2010 at 7:30 a.m. ET
CONTACT: Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000
TASER International Reports Third Quarter Results
SCOTTSDALE, Ariz., October 27, 2010 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for the third quarter of 2010.
Q3 2010 Financial Summary:
•
Net sales were $21.1 million in the quarter, a decrease of $2.2 million or 10% compared to the third quarter of 2009. The decrease was driven primarily by customer delay of several large international orders, which were originally expected to be completed during the third quarter. Prior year third quarter sales were reduced by $3.5 million of deferred revenue related to the TASER® X26™ Electronic Control Device (ECO) trade-in program introduced with the launch of the TASER® X3™ product.

•
Gross margin declined to 49.4% in the third quarter of 2010, compared to 56.9% in the same period last year. The decline was attributed to a combination of reduced leverage on indirect manufacturing expenses due to the decrease in sales, as well as some inventory obsolescence and restructuring charges. Following the official launch of Evidence.com, data center operating and software maintenance costs are included in cost of sales, which reduced gross margin as a percent of sales by 8.7% (from 58.1% before data center operations and software maintenance to 49.4% net). The prior year gross margin was impacted by the deferral of X26 revenue relating to the X26 trade-in program associated with the launch of the X3.

•
Sales, general and administrative (SG&A) expenses of $9.5 million in the third quarter of 2010 decreased 17.2%, or $2.0 million, compared to the third quarter of 2009, as the Company engaged in tighter cost-control measures.

•
Research and development (R&D) expenses decreased $5.0 million to $1.7 million in the third quarter of 2010, a 75% decrease from the same period last year. The reduction is partially attributed to launch costs in the prior year for X3 and prototype costs for the Axon product. Additionally, the launch of Evidence.com resulted in the Company including $1.8 million of expenses in cost of products sold for ongoing delivery and maintenance of the product, which were previously included in R&D.

•
Adjusted operating income, which excludes the impact of stock-based compensation charges and depreciation and amortization, was $2.3 million for the third quarter of 2010, a $1.7 million increase from adjusted operating income of $0.6 million in the third quarter of 2009. GAAP loss from operations was $0.7 million for the quarter, compared to a loss from operations of $4.8 million for the third quarter of 2009.

•
Net loss for the third quarter of 2010 was $2.3 million, while net loss per share on a basic and diluted basis was $0.04. The net loss was impacted by a reduction in the effective tax rate which reduced the income tax benefit. The pre-tax loss from operations was $0.01, and the adjustment in income tax benefit generated a per share loss of $0.03.

Significant events in the third quarter of 2010 included the following:
•	The Company recorded a significant order to ship 2,748 X26 ECDs to the Texas Department of Public Safety following the decision by the agency to issue TASER X26 ECDs to all of its state troopers.

•	The Company recorded its first Axon/Evidence.Com platform sale in Minnesota with Burnsville, MN electing to outfit its officers with the new product offering from TASER.

•
The Company won a final injunction in its patent infringement case against Stinger Systems in its claim for literal infringement of the Company’s shaped pulse waveform patent. The Court also entered an order for a final injunction that states, “Stinger, together with its officers, agents, servants, employees, and attorneys, and those persons in active concert or participation with them who receive actual notice of this Final Injunction, are hereby restrained and enjoined, pursuant to 35 U.S.C. Section 283 and Fed. R. Civ. P. 65, from making, using, offering to sell, or selling in or from the United States, or importing into the United States, the S-200 ECDs, either alone or in combination with any other product, and all other products that are only colorably different from the S-200 ECDs in the context of claims 2 or 40 of the ‘295 patent, whether individually or in combination with other products or as part of another product, and from otherwise infringing, contributing to the infringement of, or inducing others to infringe claims 2 or 40 of the ‘295 patent.” This final injunction runs until the expiration of the ‘295 patent (February 11, 2023) and also applies to a substantial portion of the components for the S-200 ECD. Copies of the Court’s orders are publically available at www.pacer.gov.

“In light of the challenging economic environment, we are encouraged by our team’s continued reduction in the fixed costs needed to run the business and the improvements in our cash earnings,” commented Rick Smith, CEO of TASER International, Inc. “Cost control measures have yielded significant reductions in operating expenses and solid gross margins in our core business. While the investment we have made in Evidence.com will adversely impact total gross margins for the next few quarters as we recognize additional costs of operating our data centers while we begin to scale revenues, we believe these investments will yield significant long term shareholder value. It is a very exciting time for us as we begin to ramp revenue in our AXON and Evidence.com products. Feedback from our early customers reinforces our belief that these new products fill a vital customer need and will create a significant new market for TASER International.”
The Company will host its third quarter 2010 earnings conference call on Wednesday, October 27, 2010 at 11:00 a.m. ET. To access the audio teleconference, please dial: 1-866-700-5192 or 1-617-213-8833 for international callers. The pass code is 32212612 for both numbers.
Non-GAAP Measures
To supplement the Company’s Statements of Operations presented in accordance with GAAP, we are presenting non-GAAP measures of certain components of financial performance. We have presented these measures for our investors to be better able to compare our current results with those of previous periods and have shown a reconciliation of GAAP to the non-GAAP financial measures in the tables at the end of this release. These non-GAAP measures include the impact of non-cash stock-based compensation expense, depreciation and amortization. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding non-cash charges, such as stock-based compensation, depreciation and amortization and other discrete charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity.

Caution on Use of Non-GAAP Measures
As noted previously, these non-GAAP financial measures are not consistent with GAAP because they do not reflect the impact of other non-cash charges. Management believes investors will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:
•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.
A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.
About TASER International, Inc.
TASER International, Inc., is the global leader in the development of technologies that Protect Life. More than 15,000 public safety agencies protect and serve in more than 40 countries with TASER technology. TASER innovations benefit individuals and families too; providing personal protection and accountability while maintaining regard for life. TASER is committed to bringing advanced solutions to market, like TASER AXON and EVIDENCE.COM — powerful evidence capturing and management platforms. Learn more about TASER International and its products at www.TASER.com or by calling (800) 978-2737.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statements relate to: expected revenue and earnings growth; estimations regarding the size of our target markets; successful penetration of the law enforcement market; expansion of product sales to the private security, military and consumer self-defense markets; growth expectations for new and existing accounts; expansion of production capability; new product introductions; product safety and our business model. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.
TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) potential delays in international and domestics orders; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
For investor relations information please contact Katie Pyra by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.
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TASER International, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended
	September 30, 2010	September 30, 2009

Net Sales	$21,084,081	23,310,457
Cost of Products Sold	10,668,399	10,044,645

Gross Margin	10,415,682	13,265,812

Sales, general and administrative expenses	9,454,353	11,419,527
Research and development expenses	1,686,062	6,656,536

Loss from operations	(724,733)	(4,810,251)

Interest and other income, net	10,364	19,994

Loss before provision (benefit) for income taxes	(714,369)	(4,790,257)
Provision (benefit) for income taxes	1,621,109	(1,614,241)

Net loss	$(2,335,478)	(3,176,016)

Loss per common and common equivalent shares
Basic	$(0.04)	$(0.05)
Diluted	$(0.04)	$(0.05)

Weighted average number of common and common equivalent shares outstanding
Basic	62,342,775	61,937,769
Diluted	62,342,775	61,937,769

TASER International, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Nine Months Ended
	September 30, 2010	September 30, 2009
Net Sales	$64,048,507	$69,748,635
Cost of Products Sold	30,519,891	28,114,844

Gross Margin	33,528,616	41,633,791

Sales, general and administrative expenses	29,756,705	33,689,688
Research and development expenses	8,881,027	15,246,764

Loss from operations	(5,109,116)	(7,302,661)

Interest and other income, net	24,466	162,044

Loss before benefit for income taxes	(5,084,650)	(7,140,617)
Provision (Benefit) for income taxes	(897,178)	(2,773,438)

Net Loss	$(4,187,472)	$(4,367,179)

Loss per common and common equivalent shares
Basic	$(0.07)	$(0.07)
Diluted	$(0.07)	$(0.07)

Weighted average number of common and common equivalent shares outstanding
Basic	62,495,957	61,891,638
Diluted	62,495,957	61,891,638

TASER International, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

GAAP net sales	$21,084,081	$23,310,457	$64,048,507	$69,748,635
Trade-in program revenue deferral	—	3,465,650	—	3,465,650

Adjusted revenues	$21,084,081	$26,776,107	$64,048,507	$73,214,285

GAAP gross margin	$10,415,682	$13,265,812	$33,528,616	$41,633,791
Trade-in program revenue deferral	—	3,465,650	—	3,465,650

Adjusted gross margin	$10,415,682	$16,731,462	$33,528,616	$45,099,441

GAAP loss from operations	$(724,733)	$(4,810,251)	$(5,109,116)	$(7,302,661)
Trade-in program revenue deferral	—	3,465,650	—	3,465,650
Stock-based compensation expense (a)	912,778	1,022,863	2,838,998	3,782,181
Depreciation and amortization	2,076,912	923,722	5,243,225	2,408,269

Adjusted operating income	$2,264,957	$601,984	$2,973,107	$2,353,439

a)	Results include stock-based compensation as follows:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Cost of Products Sold	$107,947	$62,154	$259,932	$260,517
Sales, general and administrative expenses	692,420	814,159	2,215,010	2,441,178
Research and development expenses	112,411	146,550	364,056	1,080,486

	$912,778	$1,022,863	$2,838,998	$3,782,181

TASER International, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30, 2010	December 31, 2009

ASSETS

Current Assets
Cash and cash equivalents	$40,281,074	$45,505,049
Accounts receivable, net	12,956,799	15,384,993
Inventory	18,025,815	15,085,750
Prepaids and other assets	2,168,354	1,461,539
Current deferred income tax assets, net	9,872,613	8,447,915

Total current assets	83,304,655	85,885,246

Property and equipment, net	33,315,614	36,323,341
Capitalized software, net	4,004,971	2,349,724
Deferred income tax assets, net	10,997,093	10,997,093
Intangible assets, net	2,920,576	2,765,701
Other long-term assets	814,834	104,812

Total Assets	$135,357,743	$138,425,917

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$4,001,265	$6,357,195
Accrued liabilities	3,544,053	4,252,577
Current deferred revenue	3,303,590	2,819,155
Customer deposits	231,303	355,926

Total Current Liabilities	11,080,211	13,784,853

Deferred revenue, net of current portion	4,602,484	4,675,089
Liability for unrecorded tax benefits	2,261,631	2,264,779

Total Liabilities	17,944,326	20,724,721

Commitments and Contingencies

Stockholders’ Equity
Common stock	647	642
Additional paid-in capital	96,744,344	92,839,165
Treasury stock	(14,708,237)	(14,708,237)
Retained earnings	35,382,154	39,569,626
Accumulated other comprehensive income	(5,491)	—

Total Stockholders’ Equity	117,413,417	117,701,196

Total Liabilities and Stockholders’ Equity	$135,357,743	$138,425,917

TASER International, Inc.
Selected Consolidated Statement of Cash Flows Information
(Unaudited)

	For the Nine Months Ended
	September 30, 2010	September 30, 2009

Net loss	$(4,187,472)	$(4,367,179)
Depreciation and amortization	5,243,225	2,408,269
Stock-based compensation expense	2,838,998	3,782,181
Net cash (used) provided by operating activities	(2,586,073)	5,460,093
Net cash used by investing activities	(3,678,538)	(7,033,790)
Net cash provided by financing activities	1,066,186	107,831
Cash and cash equivalents, end of period	$40,281,074	$45,414,569